INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT (this "Agreement") made as of this 13th day of February, 1997, by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101 ("BABC"), and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, JOHN HANCOCK LIFE INSURANCE COMPANY OF AMERICA, NYNEX MASTER PENSION TRUST, THE LONG-TERM INVESTMENT TRUST and SIGNATURE 1A (CAYMAN), LTD. (collectively referred to herein as "TERM LENDER") with respect to certain financing arrangements with EL DORADO CHEMICAL COMPANY ("EDC"), SLURRY EXPLOSIVES CORPORATION ("Slurry") and NORTHWEST FINANCIAL CORPORATION ("Northwest") (collectively referred to herein as "Borrower").

                             R E C I T A L S:

     TERM LENDER has made a seven year term loan to Borrower in the principal amount of $50,000,000 pursuant to the TERM LENDER Loan Documents (as defined in this Agreement).

     BABC has made and intends to continue making loans and advances from time to time to EDC and Slurry pursuant to and subject to the BABC Loan Documents (as defined in this Agreement). BABC and TERM LENDER desire to confirm and agree as to the relative priority of their respective security interests in, and liens on, the Collateral (as defined in this Agreement) and certain other rights, priorities and interests.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the parties agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.01 Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

     "BABC Claim" means all of the obligations of EDC and Slurry to BABC as set forth in the BABC Loan Documents, including but not limited to, all sums loaned and advanced to or for the benefit of EDC and Slurry at any time, any interest on such sums (including interest accruing after the commencement of a bankruptcy proceeding by or against EDC and Slurry), any future advances, any costs of preservation of the Collateral and of collection or enforcement, including reasonable attorneys' and paralegals' fees and any prepayment premiums.

     "BABC Collateral" means collectively (i) all Receivables, Inventory, documents and instruments representing the Receivables and all Proceeds thereof, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, BABC from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of Borrower's deposit accounts, credits, and balances with BABC and all claims of EDC and Slurry against BABC at any time existing; (iii) all of the deposit accounts with any financial institutions with which EDC or Slurry maintains deposits; and (iv) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Documents, Instruments, Proceeds, and other property referred to above.

     "BABC Loan Documents" means, singularly or collectively as the context may require, the Loan and Security Agreement dated as of December 12, 1994, executed and delivered by and among EDC, Slurry and BABC (the "Loan and Security Agreement), the "Loan Documents" as defined in the Loan and Security Agreement, and any and all other documents, instruments, certificates, and agreements executed and delivered in connection therewith, as any of them may be amended, modified, extended or supplemented from time to time.

     "Claim" means either the TERM LENDER Claim or the BABC Claim.

     "Code" means the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time. Unless otherwise defined in this agreement or unless the context otherwise requires, all terms used in this agreement which are defined by the Code shall have the meanings stated in the Code.

     "Collateral" means the BABC Collateral and the TERM LENDER Collateral and the Proceeds and products of such collateral, and where applicable, the proceeds of insurance or escrow accounts covering any such property.

     "Enforcement Action" means, with respect to any Collateral: repossessing, foreclosing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; commencing the enforcement with respect to such Collateral of any of the default remedies under any of the BABC or TERM LENDER Loan Documents, the UCC or other applicable laws; or appropriating, setting off, or coming into the possession of such Collateral, by BABC or TERM LENDER or its agent or bailee, with respect to its Claim.

     "Equipment" means all of Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property located at EDC's Union County, Arkansas facility (except Inventory and rolling stock), including, without limitation, data processing hardware and software, dies, tools, jigs, and office equipment, as well as all of such types of property leased by Borrower and all of Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "Inventory" means all of the now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of EDC or Slurry or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents, of title or other documents representing them.

     "Proceeds" shall have the meaning given to that term in the Code and shall include without limitation all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

     "Receivables" means all of the now owned and hereafter arising or acquired: Accounts (as defined in the Loan and Security Agreement, whether or not earned by performance), including Accounts owed to EDC or Slurry by any of their Subsidiaries (as defined in the Loan and Security Agreement) or Affiliates (as defined in the Loan and Security Agreement), (but excluding Accounts arising solely from the sale of Equipment, Real Property [as defined in the Loan and Security Agreement] or other fixed assets) together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming EDC or Slurry as beneficiary except such letters of credit as are issued solely in connection with the purchase of Equipment, Real Property or other fixed assets; contract rights, chattel paper, instruments, documents, general intangibles (including without limitation choices in action, causes of action, tax refunds, tax refund claims, and Reversions (as defined in the Loan and Security Agreement) and other amounts payable to EDC or Slurry from or with respect to any Plan (as defined in the Loan and Security Agreement) and all forms of obligations owing to EDC or Slurry (including, without limitation, in respect of loans, advances, and extensions of credit by EDC or Slurry to their Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

     "TERM LENDER Claim" means all of the obligations of Borrower to TERM LENDER as set forth in the TERM LENDER Loan Documents, including but not limited to, all sums loaned and advanced to Borrower pursuant to the TERM LENDER Loan Documents, any interest on such sums including interest accruing after the commencement of a bankruptcy proceeding by or against Borrower and any costs of preservation of the TERM LENDER Collateral and of collection or enforcement, including reasonable attorney's and paralegal fees and any prepayment premiums.

     "TERM LENDER Collateral" means all Equipment and Mortgaged Properties (as defined in the Term Lender Loan Documents) located at the Union County, Arkansas facility of Borrower.

     "TERM LENDER Loan Documents" means, singularly or collectively as the context may require, (a) the Note Purchase Agreement dated on or about February 13, 1997 executed and delivered by and between Borrower and TERM LENDER; (b) the Floating Notes and Fixed Notes dated on or about February 13, 1997 in the aggregate original principal amount of $50,000,000, executed and delivered by Borrower to TERM LENDER; and (c) any and all other documents, instruments, certificates and agreements executed and delivered in connection with such Note Purchase Agreement.

                                ARTICLE II

                          INTERCREDITOR AGREEMENT

     2.01 Lien Priorities and Distribution of Proceeds. Notwithstanding the date, manner or order of perfection of the security interests and liens granted BABC or TERM LENDER or whether either BABC or TERM LENDER holds possession of all or any part of the Collateral, and notwithstanding any provisions of the BABC Loan Documents or the TERM LENDER Loan Documents or of the Code or any applicable law or decision, the following, as between BABC and TERM LENDER, shall be the relative priority of the security interests and liens of BABC and TERM LENDER in the Collateral:

          (a) BABC shall have a first and prior assignment of, or security interest in, the BABC Collateral and all Proceeds of the BABC Collateral including all insurance proceeds relating to the BABC Collateral and products of the BABC Collateral. TERM LENDER shall not have, take or receive any assignment of, security interest in or lien of any nature with respect to the BABC Collateral.

          (b) TERM LENDER shall have a first and prior assignment of, or security interest in, the TERM LENDER Collateral and all Proceeds thereof, including insurance proceeds relating to the TERM LENDER Collateral and products of the TERM LENDER Collateral. BABC shall not have, take or receive any assignment of, security interest in, or lien of any nature with respect to the TERM LENDER Collateral.

     2.02 Distribution of Proceeds of Collateral.  All proceeds of
Collateral shall be distributed in accordance with the following procedure to the extent permitted by law:

          (a) All Proceeds of the BABC Collateral shall be paid to BABC for application to the BABC Claim.

          (b) All Proceeds of the TERM LENDER Collateral shall be paid to TERM LENDER for application to the TERM LENDER Claim.

     2.03 Enforcement Actions. BABC and TERM LENDER agree that upon the commencement of an Enforcement Action by TERM LENDER, TERM LENDER grants to BABC a non-exclusive ninety (90) day license to use the TERM LENDER Collateral at the place or places where the TERM LENDER Collateral may be located as may be necessary for the disposition of the BABC Collateral. BABC agrees to insure (including naming TERM LENDER as a loss payee) and to take such other steps as are necessary to protect, preserve and maintain the TERM LENDER
Collateral, while it is using such TERM LENDER Collateral.   BABC shall
indemnify, defend and hold harmless TERM LENDER against any loss, damage or claim resulting from the exercise of the license and the use of such TERM LENDER Collateral, its agents or employees, including property damage (including damage to the TERM LENDER Collateral). BABC shall compensate TERM LENDER for the use of the TERM LENDER Collateral during the term of this license at the fair market rental value at such time. In no event shall the license granted hereunder restrict or limit TERM LENDER'S ability and right to enter upon the TERM LENDER Collateral and commence any Enforcement Action.

     2.04 Proceeds Received in Contravention of Agreement. All payments or distributions with respect to the Collateral which are received by TERM LENDER or BABC contrary to the provisions of this Agreement shall be received in trust for the benefit of the other, shall be segregated from other funds and property held by such lender in respect of any such payments or distributions and shall be forthwith paid over to the other lender, in the same form as so received (with any necessary endorsement).

     2.05 Insurance. The lender having a security interest or lien in the applicable Collateral shall, subject to such lender's rights under its agreements with Borrower, have the sole and exclusive right, as against the other lender, to adjust settlement of any insurance policy in the event of any loss. All Proceeds of such policy shall be paid to the lender named in the Loss Payable Endorsement and having the claim as set forth in this Agreement.

     2.06 Waiver of Right to Require Marshaling.    BABC and TERM LENDER
each hereby expressly waive any right that it otherwise might have to require the other to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute, provided that this paragraph shall not override any specific provision of this Agreement.
Neither BABC or TERM LENDER shall be required to enforce any guaranty or any security interest given by any person or entity other than Borrower as a condition precedent or concurrent to the taking of any Enforcement Action.

     2.07 UCC Notices. In the event that BABC or TERM LENDER shall be required by the Code or any other applicable law to give notice to the other of intended disposition of Collateral, such notice shall be given in accordance with paragraph 3.01 of this Agreement, and ten (10) days' notice shall be deemed to be commercially reasonable.

                                ARTICLE III

                               MISCELLANEOUS

     3.01 Notices. All notices under this Agreement shall be effective upon receipt, shall be in writing, and shall be sent by either certified mail, return receipt requested, mailgram, telecopy, telegram or telex, if to BABC, BankAmerica Business Credit, Inc., 55 South Lake Avenue, Suite 900, Pasadena, California 91101, Attention: Mr. Charles Burtch; if to TERM LENDER, John Hancock Mutual Life Insurance Company, John Hancock Place, P. O. Box 111, 200 Clarendon Street, Boston, Massachusetts 02117, Attn: Bond and Corporate Finance Dept. T-57, with a copy to John Hancock Mutual Life Insurance Company, 12770 Coit Road, Suite 1020, Dallas, Texas 75251, Attention: William Hasson, or to such other address or person as any of the parties to this Agreement may designate in writing to the other parties. Notice shall be deemed received when presented for delivery to the United States Post Office or the transmitting utility.

     3.02 No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of BABC and TERM LENDER and their respective successors and assigns, provided such assignment is not in violation of this Agreement, and no other person, firm, entity or corporation (including Borrowers) shall have any right, benefit, priority or interest under or because of this Agreement.

     3.03 Independent Credit Investigation. Neither of the lenders nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation, for (i) Borrower's solvency, financial condition, or ability to repay the BABC Claim or the TERM LENDER Claim; (ii) statements of Borrower, oral or written; (iii) the validity, sufficiency or enforceability of the BABC Claim, the TERM LENDER Claim, the BABC Loan Documents, or the TERM LENDER Loan Documents; or (iv) any liens or security interests granted by Borrower to the lenders in connection with such loan documents. Each lender has entered into its respective financing agreements with Borrower based upon its own independent investigation, and makes no warranty or representation to the other lender nor does it rely upon any representation of the other lender with respect to matters identified or referred to in this paragraph.

     3.04 Limitation on Liability of Lenders to Each Other. Except as provided in this Agreement, neither of BABC or TERM LENDER shall have any liability to the other.

     3.05 Amendments to this Agreement. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party to be binding and enforceable.

     3.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of BABC and TERM LENDER, provided such assignment is not in violation of the provisions of this Agreement. BABC consents to the assignment or replacement of the term loan made to Debtor by TERM LENDER by a replacement lender provided BABC has received from such assignee or replacement lender a written acknowledgment stating that it has received a copy of this agreement and agrees to be bound by the terms hereof. BABC agrees to enter into and execute an Intercreditor Agreement containing substantially the same terms and conditions as this Agreement, with any lender who succeeds TERM LENDER in providing a term loan to Debtor secured by the TERM LENDER Collateral, or any part thereof.

     3.07 Governing Law. This Agreement shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Oklahoma.

     3.08 Termination. This Agreement shall terminate upon the earlier to occur of (i) the written termination agreement executed by both TERM LENDER and BABC, or (ii) the payment in full of the TERM LENDER Claim or the BABC Claim.

     3.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single instrument.

     IN WITNESS WHEREOF, BABC and TERM LENDER have executed this Agreement as of the day and year first above written.

                              JOHN HANCOCK MUTUAL LIFE
                              INSURANCE COMPANY

                              By:
                              Name:
                              Title:

                              JOHN HANCOCK VARIABLE LIFE
                              INSURANCE COMPANY


                              By:
                              Name:
                              Title:

                              JOHN HANCOCK LIFE INSURANCE
                              COMPANY OF AMERICA


                              By:
                              Name:
                              Title:

                              NYNEX MASTER PENSION TRUST

                              By:  Mellon Bank, N.A., as Trustee


                                   By:
                                   Name:
                                   Title:

                              THE LONG-TERM INVESTMENT TRUST

                              By:  Mellon Bank, N.A., as Trustee


                                   By:
                                   Name:
                                   Title:


                              SIGNATURE 1A (CAYMAN), LTD.
                              By:  John Hancock Mutual Life Insurance
                                   Company, Portfolio Adviser


                                   By:
                                   Name:
                                   Title:


                              BANKAMERICA BUSINESS CREDIT, INC.



                                   By:
                                   Name:
                                   Title:


                              ACKNOWLEDGMENT

     EL DORADO CHEMICAL COMPANY, an Oklahoma corporation, SLURRY EXPLOSIVES CORPORATION, an Oklahoma corporation, and NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation (collectively, the "Borrower"), intending to be legally bound hereby, each acknowledges and agrees to the terms and provisions of the foregoing Intercreditor Agreement (the "Intercreditor Agreement") by and between BANKAMERICA BUSINESS CREDIT, INC. ("BABC") and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, JOHN HANCOCK LIFE INSURANCE COMPANY OF AMERICA, NYNEX MASTER PENSION TRUST, THE LONG-TERM INVESTMENT TRUST and SIGNATURE 1A (CAYMAN), LTD. (collectively, the "TERM LENDER") (including, without limitation, the terms of Section 2.05 of this Agreement). By executing this Acknowledgment, the Borrower agrees to be bound by the provisions of the Intercreditor Agreement, as those provisions relate to the relative rights of TERM LENDER and BABC as between such lenders; provided, however, that nothing in the Intercreditor Agreement shall amend, modify, change or supersede the respective terms of the TERM LENDER Loan Documents or the BABC Loan Documents (or any other document to which the undersigned may be a party) as between the parties and the Borrower. The Borrower further agrees that the terms of the Intercreditor Agreement shall not give the Borrower any substantive rights with respect to either TERM LENDER or BABC. If either BABC or TERM LENDER shall enforce its rights or remedies in violation of the terms of the Intercreditor Agreement, the Borrower agrees that it shall not use such violations as a defense to the enforcement by either party of its rights under the BABC Loan Documents or the TERM LENDER Loan Documents or assert such violation as a counterclaim or basis for set-off or recoupment against either lender, provided that the Borrower may assert as a defense against either lender the payment and performance of the Borrower of its obligations to such lender.

                              EL DORADO CHEMICAL COMPAMY


                              By:
                              Name:
                              Title:


                              SLURRY EXPLOSIVES CORPORATION


                              By:
                              Name:
                              Title:

                              NORTHWEST FINANCIAL CORPORATION


                              By:
                              Name:
                              Title: